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                                                                    EXHIBIT 10.5


                            STOCK OPTION AGREEMENT
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          STOCK OPTION AGREEMENT dated as of August 31, 1994 (this "Agreement")
among Dura Automotive Holding, Inc. a Delaware corporation (the "Company"), and Kim B. Clark ("Consultant").

          Pursuant to the 1992 Stock Purchase and Option Plan of MC Holding Corp. ("MC Holding"), MC Holding and Consultant in September 1993 entered into a Stock Option Agreement which granted Consultant a stock option (the "Original Option") to purchase 1,000 shares, subject to certain adjustments, of MC Holding's Class A Common Stock, par value $.01 per share. Pursuant to a Joint Venture Agreement, dated as of the date hereof, by and among the Company, MC Holding, Orscheln Co. ("Orscheln"), Onex U.S. Investments, Inc. ("Onex") and J2R Corporation ("J2R"), the Original Option will be terminated in exchange for the issuance to the Consultant of a stock option (the "Option") to purchase 1,000 shares, as adjusted below, of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common").

          1. Stock Option. The Option is to purchase 1,000 shares of the Class A Common (the "Option Shares") at a price per share of $25.62 (the "Option Price"). The number of Option Shares and the Option Price will be equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Class A Common which occurs subsequent to the date of this Agreement. The Option will expire on the date (the "Expiration Date") which is the earlier of (i) the termination of Consultant's services as a consultant and advisor to the Company or its subsidiaries for any reason and
(ii) September 30, 2003, provided that Consultant (or Consultant's estate, if applicable) will have the right to exercise the Option after the Expiration Date with respect to Option Shares until the earlier of (a) with respect to those Option Shares which are the subject of a Repurchase Notice (as defined in paragraph 4), 30 days after the date on which the Company delivers the Repurchase Notice pursuant to paragraph 4 hereof, or (b) twelve months after the Expiration Date if no Repurchase Notice is delivered. The Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

          2. Additional Terms. The Option is also subject to the following provisions:

          (a) Procedures for Exercise. At any time and from time to time after the date hereof and prior to the Expiration Date (or during the period thereafter established by Section 1 hereof), Consultant may exercise all or a portion of the Option with respect to the Option Shares by delivering written notice of exercise to the Company, together with (i) a written acknowledgement that Consultant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and
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other information provided to Consultant regarding the Company and (ii) payment in full by delivery of a cashier's or certified check in the amount of the Option Price plus the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Option. As a condition to any exercise of the Option, Consultant will permit the Company to deliver to him all financial and other information regarding the Company and its subsidiaries which it believes necessary to enable Consultant to make an informed investment decision.

          (b) Securities Laws Restrictions. Consultant represents that when he exercises the Option he will be purchasing Option Shares for his own account and not on behalf of any other person. Consultant understands and acknowledges that federal and state securities laws govern and restrict Consultant's right to offer, sell or otherwise dispose of any Option Shares unless Consultant's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. Consultant agrees that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would
(i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Consultant further understands that the certificates for any Option Shares that Consultant purchases will bear the legend set forth in paragraph 3(b) or such other legend as the Company deems necessary or desirable to assure compliance with the 1933 Act and other applicable laws, rules and regulations.

          3.  Restrictions on Transfer.

          (a)  Transfer of Option Shares.

          (i) Consultant will not sell, pledge or otherwise dispose of any interest in Option Shares except pursuant to (A) the provisions of paragraphs 3(c) or 4 below or (B) the provisions of paragraph 3(a)(ii) below.

          (ii) The restriction contained in this paragraph 3(a) will not apply with respect to transfers of Option Shares pursuant to applicable laws of descent and distribution, provided that the restrictions contained in this paragraph 3(a) will continue to be applicable to Option Shares after any such transfer and the transferees of such Option Shares shall agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this subparagraph 3(a) is herein referred to as a "Permitted Transferee." Upon the transfer of Option Shares pursuant to this subparagraph 3(a), the Permitted Transferee(s)


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will deliver a written notice (the "Transfer Notice") to the Company.  The
Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

             (b) Additional Restrictions on Transfer.

             (i) The certificates representing the Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER AGREEMENTS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF AUGUST 31, 1994 BETWEEN THE ISSUER AND A CERTAIN CONSULTANT OF THE ISSUER, A COPY OF WHICH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF WITHOUT CHARGE AT THE PRINCIPAL PLACE OF BUSINESS OF THE ISSUER."

          (ii) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the 1933 Act is not required in connection with such transfer.

          (c)  Sale of the Company.

          (i) If a sale of the Company (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) is approved (the "Approved Sale") in accordance with the terms of the Stockholders Agreement, dated as of the date hereof, by and among the Company, Onex, J2R, Orscheln and certain other stockholders party thereto, Consultant will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, Consultant will agree to sell all of Consultant's Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board of Directors of the Company (the "Board") and the holders of a majority of the Common Stock then outstanding. Consultant will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

          (ii) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which

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Rule 506 (or any similar rule then in effect) promulgated by the Securities
Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), Consultant will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If Consultant appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if Consultant declines to appoint the purchaser representative designated by the Company Consultant will appoint another purchaser representative (reasonably acceptable to the Company), and Consultant will be responsible for the fees of the purchaser representative so appointed.

          (d) Termination of Restrictions. The provisions of this paragraph 3 (with the exception of paragraph (b)) will terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

          4.  Repurchase Option.

          (a) The following term is defined as followed:

          "Fair Market Value" of each Option Share means the market value agreed upon by Consultant and the Board. If Consultant and the Board are unable to agree upon the market value, then Consultant and the Board will split the cost of a mutually acceptable business appraiser whose determination will be binding.

          (b) In the event that Consultant is no longer a consultant to the Company for any reason, the Option Shares, whether held by Consultant or one or more transferees, will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 4 (the "Repurchase Option").

          (c) If Consultant is no longer a consultant to the Company for any reason, then on or after the Expiration Date the Company may elect to purchase all or any portion of the Option Shares at a price per share equal to the Fair Market Value thereof as determined on the Expiration Date.

          (d) The Company may elect to exercise the right to purchase all or any portion of the Option Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Option or Option Shares. The Repurchase Notice will set forth the number of each class of Option Shares to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If any Option Shares are held by transferees of Consultant, the Company shall purchase the shares elected to be purchased from such holder(s) of such Option Shares, pro rata according to the number of such Option Shares held by such holder(s) at the time of



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delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). If any Option Shares are held by Permitted Transferees of Consultant, the Company shall purchase the shares elected to be purchased from such holder(s) of such Option Shares, pro rata according to the number of such Option Shares held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (e) (i) If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option prior to the 90th day following the Expiration Date, the Investors shall be entitled to exercise the Repurchase Option, in the manner set forth in this paragraph 4 and on the same terms as those available to the Company, for the Option Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company determines that there will be any Available Shares, the Company shall deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share.

              (ii) Each of the Investors will initially be permitted to purchase its pro rata share (based upon the aggregate number of shares of Common Stock then held by such Investors) of the Available Shares. Each Investor may elect to purchase any number of the Available Shares (subject to the preceding sentence) by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company (such 30-day period being referred to herein as the "Investor Election Period").

             (iii) As soon as practicable but in any event within five (5) days after the expiration of the Investor Election Period, purchase Available Shares of any Available Share which Investors have not elected to purchase and each of the electing Investors shall be entitled to purchase the remaining Available Shares on the same terms as described above (the "Second Option Notice"); provided that if in the aggregate such Investors elect to purchase more than the remaining Available Shares, such remaining Available Shares purchased by each such Investor will be reduced on a pro rata basis based upon the aggregate number of shares of Common Stock then held by such Investors. Each Investor may elect to purchase any of the remaining Available Shares available to such Investor by delivering written notice to the Company within 10 days after the delivery of the Second Option Notice (with such 10-day period referred to herein as the "Second Investor Election Period"). As soon as practicable but in any event within five (5) business days after the later of the expiration of the Investor Election Period or the Second Investor Election Period (if any) the Company shall, if necessary, notify the holder(s) of Option Shares as to the number of Option Shares being purchased from the holder(s) by the Investors (the "Supplemental Repurchase Notice").


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At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver to each electing Investor written notice setting forth the number of Option Shares the Company and each Investor will acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

          (f) The closing of the transactions contemplated by this paragraph 4 shall take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date shall not be more than 30 days after the delivery of the later of the Repurchase Notice or Supplemental Repurchase Notice. The Company and/or the Investors, as the case may be, will pay for the Option Shares to be purchased pursuant to the Repurchase Option by check payable to the holder thereof. The Company and/or the Investors, as the case may be, will be entitled to receive representations and warranties that such seller has good and marketable title to the Option Shares to be transferred free and clear of all liens, claims and other encumbrances.

          (g) The Repurchase Option provided for in this paragraph 4 shall terminate only upon the consummation of an Approved Sale of the Company or upon the initial public offering of the Company's equity securities.

          5. Non-Transferability of Option. The Option is personal to Consultant and is not transferable by Consultant. Only Consultant can exercise the Option, provided that if Consultant dies prior to the last date the Option can be exercised as provided in paragraph 1 hereof, Consultant's estate shall have the right to exercise the Option as permitted by paragraph 1 hereof.

          6. Effect of Transfers in Violation of Agreement. The Company shall not be required (a) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

          7. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid or sent by overnight delivery service to the Investors at the addresses indicated in the Stockholders

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Agreement and to the other recipients hereto at the addresses as shown below:

          To the Company:

               Dura Automotive Holding, Inc.
               c/o Hidden Creek Industries
               4508 IDS Center
               Minneapolis, MN  55402
               Attn: Scott D. Rued

          To Consultant

               Professor Kim B. Clark
               Harvard Business School
               T89 Morgan Hall
               Soldiers Field Park
               Boston, MA  02163

or at such other address as such party may designated by 10 days' advance written notice to the other party.

          8. Successors and Assigns. The agreements contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by Consultant, the Company and their respective successors and assigns.

          9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

          10. Defined Terms. The following terms shall have the meanings set forth below:

          "Common Stock" shall mean the Company's Class A Common, Class B Common Stock, par value $0.01 per share, and Class C Common, par value $0.01 per share, collectively.

          "Investors" shall mean the parties signatory to that certain Investor Stockholders Agreement dated as of August 31, 1994 by and among the Company, Onex, J2R and certain other parties identified therein (the "Stockholders Agreement").

          11. Entire Agreement. This Agreement constitutes the entire understanding between Consultant and the Company and supersedes all other agreements, whether written or oral, with respect to the grant of the Option and the acquisition by Consultant of Option Shares. Consultant agrees that all rights to acquire shares of the Company's or MC Holding's equity securities

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previously granted to Consultant, including the Original Option, are terminated and cancelled and of no further force and effect.

          12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13. Counterparts. This Agreement may be executed on separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          14. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          15. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement and this Agreement shall inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

          16. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant; provided, however, that any amendment or waiver which adversely affects the rights of the Investors hereunder shall require the prior written consent of the Investors who hold a majority of the Class A Common held by the Investors.

                           *     *     *     *     *

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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                                        DURA AUTOMOTIVE HOLDING, INC.


                                        By:
                                            --------------------------

                                        Its:
                                             -------------------------


                                        ------------------------------
                                        KIM B. CLARK



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